EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Travis Lan
Executive Vice President and
Deputy Chief Financial Officer
973-686-5007

VALLEY NATIONAL BANCORP ANNOUNCES NEW LEADERSHIP APPOINTMENT

NEW YORK, NY – Friday, June 7, 2024 – Valley National Bancorp (NASDAQ: VLY), the holding company for Valley National Bank, today announced that it has appointed John P. Regan as Senior Executive Vice President—Chief Risk Officer effective June 24, 2024. Mr. Regan will succeed Raja A. Dakkuri, who is leaving Valley to pursue another professional opportunity outside the banking industry. Mr. Dakkuri will remain in the position until Mr. Regan joins to ensure an orderly transition. Mr. Regan will report directly to Ira Robbins, Chief Executive Officer and Chairman of Valley. In his role, Mr. Regan will oversee all aspects of Valley’s enterprise risk management program.

Mr. Regan is a veteran banking industry audit and risk management executive with over 30 years of experience leading banking teams for global, regional, and community banks. Mr. Regan is a former Senior Partner of KPMG LLP, where he was responsible for coordinating KPMG’s New York Metro Banking Audit Practice, and was also a lead partner for various global and regional banks until his departure from KPMG in 2015. Most recently, Mr. Regan served as Chief Audit Officer for the New York banking operations of Industrial and Commercial Bank of China from 2022 until 2024. Prior to that, Mr. Regan held the position of Chief Audit Executive at Investors Bancorp from 2016 until 2022.

“We are extremely excited to welcome John to Valley,” said Mr. Robbins. “John’s extensive experience working with regional and global banking organizations positions him well as our next Chief Risk Officer. His perspective will be immensely valuable as we continue to build on the robust risk management framework that has underpinned our success, while simultaneously fostering a culture of risk awareness and ownership. John has the experience, leadership capabilities, and strategic vision to contribute to the next phase of Valley’s evolution.”

On his appointment, Mr. Regan commented, “I am delighted to be appointed Chief Risk Officer of Valley. I look forward to working alongside Ira, the management team, and our other stakeholders as we continue to uphold Valley’s long-standing track record of prudent and responsible risk management.”

About Valley

As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with approximately $61 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations and commercial banking offices in New Jersey, New York, Florida, Alabama, California, and Illinois and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy. To learn more about Valley, go to www.valley.com or call our Customer Care Center at 800-522-4100.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about Valley’s business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Valley’s actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to those risk factors disclosed in Valley’s Annual Report on Form 10-K for the year ended December 31, 2023.

2